FOR  IMMEDIATE  RELEASE
November  18,  2002

CONTACT:     William L. (Chip) Lusk, Jr.
             Executive Vice President/Chief Financial Officer
             First Security Group, Inc.
             (423) 308-2070


                      FIRST SECURITY GROUP, INC., ANNOUNCES
                               QUARTERLY EARNINGS


      CHATTANOOGA, TENN. - First Security Group, Inc., a bank holding company based in Chattanooga with banking operations in East Tennessee and North Georgia, announced its earnings for the third quarter of 2002. The company earned $643 thousand for the three months ended September 30, 2002, compared to a loss of $115 thousand for the same period in 2001.

      For the nine months ended September 30, 2002, the company earned $2.2 million, versus a loss of $73 thousand for the same period of 2001. The earnings improvement is attributable to a 62% increase in net interest income, a 52% increase in non-interest income, and only a 20% increase in non-interest expenses, including the provision for loan losses.

      FSG completed its acquisition of First State Bank on July 20, 2002. The operating results of First State Bank have been included in the consolidated financial statements since that date.

      FSG's primary existing market includes Whitfield County, Georgia, and Hamilton, Monroe, McMinn, Loudon, and Union Counties, Tennessee. As a multi-bank holding company, FSG's banks maintain local autonomy and decision-making power. Each bank has its own board of directors, which is community-focused and directly involved with the bank's strategic operations.

                                     -MORE-


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      First Security Group's community bank subsidiaries are: Frontier Bank in
Chattanooga, Tennessee, including its First Security Bank division that operates banking offices in McMinn, Monroe and Loudon Counties, Tennessee; Dalton Whitfield Bank in Dalton, Georgia; and, First State Bank in Maynardville, Tennessee. The FSG banks have 15 full-service banking offices along the Interstate 75 corridor of east Tennessee and north Georgia. Presently, FSG's assets total $468 million.

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     This  press  release  contains  ``forward-looking  statements''  within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of First Security Group, Inc. ("FSG" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "project", "may", "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions including those underlying the establishment of reserves for possible loan losses, and the risks and related costs, of integrating operations as part of acquisition transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions.

All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by this Cautionary Notice


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